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                                  Exhibit 11

                FRONTIER NATIONAL CORPORATION AND SUBSIDIARIES

                STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of basic and diluted earnings per common share for the three and six-month periods ended June 30, 1999 and 1998. Average shares outstanding have been retroactively adjusted on an equivalent share basis for the effects of the business combination, the stock dividend and the stock split as discussed in the notes to consolidated financial statements.

                                            Three Months              Six Months
                                            Ended June 30            Ended June 30
                                      ------------------------  ----------------------
                                          1999         1998        1999        1998
                                      ------------  ----------  ----------  ----------
Basic Earnings Per Share:
 Net income.........................  $    612,768  $  408,054  $1,191,204  $  622,497
                                      ============  ==========  ==========  ==========

 Earnings on common shares..........  $    612,768  $  408,054  $1,191,204  $  622,497
                                      ============  ==========  ==========  ==========

 Weighted average common shares
  outstanding - basic...............     3,468,368   2,104,092   3,470,786   2,104,092
                                      ============  ==========  ==========  ==========

 Basic earnings per common share....  $        .18  $      .19  $      .34  $      .29
                                      ============  ==========  ==========  ==========

Diluted Earnings Per Share:
 Net income.........................  $    612,768  $  408,054  $1,191,204  $  622,497
                                      ============  ==========  ==========  ==========

 Weighted average common shares
  outstanding - diluted.............     3,513,429   2,104,092   3,515,847   2,104,092
                                      ============  ==========  ==========  ==========

 Diluted earnings per common share..  $        .17  $      .19  $      .34  $      .29
                                      ============  ==========  ==========  ==========

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